UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

RETAIL PROPERTIES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The following disclosure is provided to update the tax disclosure contained in registration statements and prospectuses previously filed by Retail Properties of America, Inc. This summary is for general information only and is not tax advice.

The “Protecting Americans from Tax Hikes Act of 2015” (the “Act”) was enacted on December 18, 2015 and contains several provisions pertaining to REIT qualification and taxation, which are briefly summarized below:

•	For taxable years beginning after December 31, 2015, the Act expands the exclusion of certain hedging income from the REIT gross income tests to include income from hedges of previously acquired hedges that a REIT entered to manage interest rate or currency fluctuation risk associated with liabilities or property that have been extinguished or disposed.

•	For taxable years beginning before January 1, 2018, no more than 25% of the value of our assets may consist of stock or securities of one or more taxable REIT subsidiaries. For taxable years beginning after December 31, 2017, the Act reduces this limit to 20%. At this time, the securities we own in our taxable REIT subsidiaries do not, in the aggregate, exceed 20% of the total value of our assets.

•	For taxable years beginning after December 31, 2015, for purposes of the REIT asset tests, the Act provides that debt instruments issued by “publicly offered REITs” will constitute “real estate assets.” However, unless such a debt instrument is secured by a mortgage or otherwise would have qualified as a real estate asset, (i) interest income and gain from such a debt instrument is not qualifying income for purposes of the 75% gross income test and (ii) such “nonqualified” debt instruments may represent no more than 25% of the value of our total assets. A “publicly-offered REIT” is a real estate investment trust which is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

•	For taxable years beginning after December 31, 2015, for purposes of the 75% asset test, “ancillary” personal property leased under, or in connection with, a lease of real property will constitute “real estate assets,” but only if the rent attributable to such personal property for the taxable year does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such lease.

•	For taxable years beginning after December 31, 2015, certain obligations secured by a mortgage on both real property and personal property will be treated as qualifying real estate assets and give rise to qualifying income for purposes of the 75% gross income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property.

•	For taxable years beginning after December 31, 2015, a 100% excise tax is imposed on “redetermined TRS service income,” which is income of a taxable REIT subsidiary attributable to services provided to, or on behalf of its associated REIT (and not to services provided to tenants), less properly allocable deductions, and which would otherwise be increased on distribution, apportionment, or allocation under Section 482 of the Code.

•	For distributions made in taxable years beginning after December 31, 2014, the preferential dividend rules do not apply to publicly offered REITs, including us.

•	Additional exceptions to the rules under the Foreign Investment in Real Property Act (“FIRPTA”) were introduced for non-U.S. persons that constitute “qualified shareholders” (within the meaning of Section 897(k)(3) of the Code) or “qualified foreign pension funds” (within the meaning of Section 897(l)(2) of the Code).

•	After February 16, 2016, the FIRPTA withholding rate under Section 1445 of the Code for dispositions of U.S. real property interests is increased from 10% to 15%.

•	The Act increases from 5% to 10% the maximum stock ownership of the REIT that a non-U.S. shareholder may hold to avail itself of the FIRPTA exception for shares regularly traded on an established securities market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

Date: August 25, 2016	By:	/s/ Paula C. Maggio
Paula C. Maggio
Executive Vice President,
General Counsel and Secretary